EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Dynamex Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statement No. 333-19773 on Form S-8 of our reports dated October 5, 2007, relating to the consolidated financial statements of Dynamex Inc. and the effectiveness of internal control over financial reporting as of July 31, 2007, which appear in the Company’s Annual Report on Form 10-K for the year ended July 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
October 11, 2007